EXHIBIT 23.1

Consent of Independent Auditors

We consent to the use of our report dated May 4, 2026, with respect to the consolidated financial statements of Estech Systems, Inc. and subsidiary included in this Current Report on Form 8-K/A of Crexendo, Inc. and subsidiaries.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania May 4, 2026